APPENDIX A

2022 AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

FOR VERITEX HOLDINGS, INC.

1    Purpose and Effect Date.

(a)    Purpose. The 2022 Amended and Restated Omnibus Incentive Plan for Veritex Holdings, Inc. has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors and service providers; and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, or receive monetary payments, on the terms that this Plan provides. In addition, the Plan is intended to advance the Company’s growth and success and to advance its interests by attracting and retaining well-qualified Outside Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company’s business.

(b)    Effective Date. This Plan was originally adopted by the Board of Directors (the “Board”) of the Company on September 2, 2014 (the “Original Effective Date”) and approved by the Company’s shareholders on September 16, 2014, and was amended and restated on April 5, 2019 (the “Restatement Effective Date”). This amended and restated Plan was approved by the Committee on April 14, 2022 (the “Effective Date”) and amends, restated, and supersedes the prior plan document in its entirety as it applies to Awards granted after the Effective Date.

2.    Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a)    “Applicable Law” means the requirements relating to the administration of equity-based awards under U.S. and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or jurisdiction where Awards are, or will be, granted under the Plan.

(b)    “Authorized Officer” is defined in Section 5(b) below.

(c)    “Award” means a grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock, performance-based Awards, cash-based Awards, or any other type of award permitted under the Plan.

(d)    “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

(e)    “Board” means the board of directors of the Company.

(f)    “Change in Control” except as may otherwise be provided in an Award Agreement, or other applicable agreement, means the occurrence of any of the following:

(i)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s shareholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization;

(ii)    The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the consolidation or corporate reorganization which does not result in a Change in Control as defined herein);

(iii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause, if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person will not be considered a Change in Control;

(iv)    The consummation of any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)    a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2)    a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;

(3)    the Company; and

(4)    a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; or

(v)    A complete winding up, liquidation or dissolution of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

Notwithstanding the foregoing provisions of this Section 2(f), if an Award issued under the Plan is subject to Code Section 409A, then an event shall not constitute a Change in Control for purposes of such Award under the Plan unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Code Section 409A.

(g)    “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or an Award Agreement.
(h)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)    “Commission” means the United States Securities and Exchange Commission or any successor agency.

(j)    “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board as designated or authorized by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be composed of no fewer than two directors, each of whom is an Outside Director provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(k)    “Company” means Veritex Holdings, Inc., a Texas corporation, or any successor thereto.

(l)    “Consultant” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(m)    “Director” means a member of the Board.

(n)    “Disability” means (i) the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under a disability, accident or group health plan sponsored by the Company). Notwithstanding the foregoing provisions of this Section 2(n), in the event an Award issued under the Plan is subject to Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

(0)    “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Code Section 3401(c)) of the Company or any Subsidiary of the Company.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q)    “Fair Market Value” means, as of a particular date (i) if the stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the stock is not listed on a securities exchange, a value that will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(r)    “Option” means the right, granted to a Participant pursuant to this Plan, to purchase Shares at a stated price for a specified period of time.

(s)    “Outside Director” means a Director who meets the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and any other qualifications required by the applicable stock exchange on which the Shares are traded.

(t)    “Participant” means an individual selected by the Committee to receive an Award.

(u)    “Performance Goals” is defined in Section 11(f)(ii).

(v)    “Performance Period” is defined in Section 11(f)(i).

(w)    “Plan” means this 2022 Amended and Restated Omnibus Incentive Plan for Veritex Holdings, Inc., as may be amended from time to time.

(x)    “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(y)    “Restricted Stock” means a Share that is subject to a risk of forfeiture and a Restriction Period.

(z)    “Restricted Stock Unit” or “RSU” means the right to receive either Stock or a cash payment equal to the Fair Market Value of one Share that is subject to a risk of forfeiture and a Restriction Period.

(aa)    “Share” means a share of Stock.

(bb)    “Stock” means the common stock of the Company, par value of $0.01 per share.

(cc)    “Stock Appreciation Right” or “SAR” means the right to receive either Stock or a cash payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(dd)    “Stock Unit” means a right to receive a payment equal to the Fair Market Value of one Share.

(ee)    “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than 50% of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(ff)    “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Consultant of the Company or a Subsidiary ceases to serve as a Consultant of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Consultant or vice versa. Notwithstanding the foregoing provisions of this Section 2(ff), in the event an Award issued under the Plan is subject to Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

3.    Shareholder Approval. In September 2014 the Board adopted and the Company’s shareholders approved the original statement of this Plan, and in April of 2019 the Committee adopted and, in May of 2019, the Company’s shareholders approved the first amendment and restatement of this Plan (the “First Restatement Date”). This amended and restated Plan has been adopted by the Committee pursuant to Section 14 of the Plan and shall be submitted to the Company’s shareholders for approval. Any Awards payable in Shares and granted under the Plan in excess of the number of Shares reserved under the Plan as of the First Restatement Date and prior to shareholder approval of this amended and restated Plan will be granted subject to such shareholder approval.

4.    Eligibility. The persons eligible to receive Awards under the Plan shall be designated as Participants by the Committee. The Committee may, in its discretion, designate any Employee, Outside Director, Consultant or other services provider of the Company or its Subsidiaries as a Participant.

5.    Administration.

(a)    The Plan shall be administered by the Committee, which shall have the full power and authority to (i) designate Participants; (ii) determine the types of Awards to be granted under the Plan; (iii) determine the number of Shares to be covered by each Award; (iv) determine the terms and conditions of any Award; (v) amend the terms and conditions of any Award; (vi) determine whether, to what extent, and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, as well as determine whether, to what extent, and under what circumstances Awards may be cancelled, forfeited or suspended; (vii) establish, amend, suspend or waive rules and appoint such individuals as it shall deem appropriate for the proper administration of the Plan; (viii) to approve forms of Award Agreements for use under the Plan; (ix) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine; (x) to construe and interpret the terms of the plan and Awards granted pursuant to the Plan; (xi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; sub-plans may be created for any of these purposes; and (xii) make any other determination and take any other action that the Committee deems necessary for the administration of the Plan. Any interpretation, determination or other action made or take by the Committee shall be final, binding, and conclusive on all interested parties.

(b)    The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. In addition, notwithstanding anything to the contrary in this Section 5, to the extent permitted by Applicable Law, the Board or the Committee may, in its discretion and by a resolution adopted by the Board or the Committee, as applicable, authorize one or more officers of the Company (an “Authorized Officer”) to grant Awards to one or more Employees under the Plan and determine the number of Shares that will be subject to such Awards or to modify or amend the terms of any outstanding Award, including the time or times when Awards may be exercised; provided, however, that the resolution of the Board or Committee granting such authority shall (x) specify the total number of Shares that may be made subject to the Awards, (y) if the Award is an Option or SAR, set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Shares subject to such Awards, and (z) not authorize an officer to designate himself or herself as a recipient of any Award and not allow the officer to modify or amend the terms of any award granted to such officer by the Board or the Committee.

(c)    The Committee will consist of two or more individuals each of whom will be an Outside Director.

(d)    The terms of the Plan outlined below apply to all Awards granted under the Plan, unless otherwise stipulated in an Award’s individual Award Agreement, provided however, in the event of a conflict between the terms of the Plan and the terms of an individual Award Agreement, the individual Award Agreement shall control.

6.    Indemnification of the Board and the Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each Authorized Officer, each other officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee, any Authorized Officer and any Subsidiary of the Company arising out of this Plan.

7.    Shares Available for Awards. The aggregate number of Shares that are available for grant under the Plan shall be 3,250,000 Shares.

8.    Limitation on Awards. The maximum aggregate number of Shares subject to Awards granted under the Plan in any 12-month period to any one Participant (including any Outside Director) shall be 500,000. The maximum aggregate cash-based Award that may be paid under the Plan to any one Participant (including any Outside Director) in any fiscal year shall be $1,000,000.

9.    Accounting for Awards. If an Award entitles Participant to receive or purchase Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of the grant of such Award against the aggregate number of Shares available for grant under the Plan. Any Shares subject to an Award that terminates or is forfeited or cancelled shall become available again for grant under the Plan. Shares otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award to pay the exercise price or to satisfy tax withholdings obligations shall again be available for grant and shall not be counted against the maximum number of shares of Common Stock that may be issued under this Plan.

10.    Adjustments. In the event of a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, disposition, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall (as deemed appropriate) adjust (i) the number and type of Shares subject to, or that may become subject to, outstanding Awards; (ii) the purchase price or exercise price with respect to the Award; or (iii) any other limitations contained within the Plan. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification, extension, or substitution of such rights under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

11.    Award Types.

(a)    Stock Options

(i)    Exercise Price - The exercise price applicable to an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant,

(ii)    Stock Option Term - Options will remain exercisable for no longer than 10 years from the date of grant.

(iii)    Dividend and Voting Rights - Prior to the vesting and exercise of any Option, Participants shall not be entitled to receive any cash or Stock dividends paid to or made with respect to the Shares underlying such Option and shall not have the right to vote the Shares underlying such Option.

(iv)    Time and Manner of Exercise - Unless otherwise provided in an Award Agreement, payment of the exercise price of an Option may be made in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other cashless exercise arrangement.

(b)    Stock Appreciation Rights

(i)    Exercise Value - The excess of (i) the Fair Market Value of one Share on the date of exercise over the grant price of the SAR - with the grant price not being less than 100% of the Fair Market Value of a Share on the date of grant.

(ii)    SAR Term - SARs will remain exercisable for no longer than 10 years from the date of grant.

(iii)    Form of Payment - SARs may be settled in cash or Stock as specified in the applicable Award Agreement.

(iv)    Dividend and Voting Rights - Prior to the vesting and exercise of any SARs, Participants shall not be entitled to receive any cash or Stock dividends paid to or made with respect to the Shares underlying such SAR and shall not have the right to vote the Shares underlying such SAR.

(c)    Restricted Stock and RSUs

(i)    Dividend and Voting Rights - Participants who receive Shares of restricted Stock and/or RSUs shall not be entitled to receive any cash or Stock dividends paid to or made with respect to such Shares and shall not have the right to vote the Shares until such Shares have vested, or in the case of RSUs, have vested and been converted into Shares

(ii)    Form of Payment - RSUs may be settled in cash or Stock as specified in the applicable Award Agreement.

(iii)    Code Section 409A - All RSUs must be settled or paid before the 15th day of the third month following the end of the Participant’s (or the Company’s, if later) taxable year in which the RSU vests, or at such other time as determined by the Committee, taking into account the requirements of Code Section 409A.

(d)    Cash-Based Awards

(i)    Performance Period - The applicable “Performance Period” shall be determined by the Committee and provided in the Participants’ Award Agreements or other relevant documentation.

(ii)    Payout Opportunities - The Committee shall approve a threshold, target, and maximum Awards payout opportunity for each Participant for the fiscal year.

(iii)    Payment of Cash-Based Awards - Cash-based Awards must be payable solely as a result of the Company’s performance during the Performance Period and as determined after the end of the Performance Period.

(iv)    Code Section 409A - All cash-based Awards must be settled or paid before the 15th day of the third month following the end of the Participant’s (or the Company’s, if later) taxable year in which the cash-based Award vests, or at such other time as determined by the Committee, taking into account the requirements of Code Section 409A.

(e)    Stock Awards – Subject to the requirements of Section 11(g)(ii), the Committee may grant Awards of Stock.

(f)    Performance-based Awards - Any Award granted under the Plan may be subject to the Performance Goals.

(i)    Performance Period - The applicable Performance Period shall be determined by the Committee, as set forth in the Participants’ Award Agreements.

(ii)    Performance Goals  - Performance Goals shall be determined by the Committee and may consist of any of the following (without limitation) or such other goals as may be selected by the Committee from time to time: growth in interest income and expense; net-income; net interest margin; efficiency ratio; reduction in non-accrual loans and non-interest expense; growth in non-interest income and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (e.g., fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios; credit quality measures; return on assets; return on equity; economic value of equity; compliance and regulatory ratings; internal controls; enterprise risk measures (e.g., interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); volume in production or loans; cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; profit margin; earnings per Share; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per Share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common shares; return on investment; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; customer satisfaction; or total return to shareholders. The Performance Goals shall be computed in accordance with generally accepted accounting principles or under a methodology established by the Committee.

(iii)    Payment/Settlement - Performance-based Awards will be paid or settled only upon the attainment of the Performance Goals specified in a Participant’s Award Agreement.

(iv)    Dividend and Voting Rights - With respect to any performance-based Awards that are settled in Stock, Participants shall not be entitled to receive any cash or Stock dividends paid to or made with respect to the Shares underlying such Award and shall not have the right to vote the Shares underlying such Award, prior to the vesting of such Awards following the attainment of the Performance Goals specified in the Award Agreement.

(v)    Code Section 409A - All performance-based Awards must be settled or paid before the 15th day of the third month following the end of the Participant’s (or the Company’s, if later) taxable year in which the performance-based Award vests, or at such other time as determined by the Committee, taking into account the requirements of Code Section 409A.

(g)    Other Requirements

(i)    Consideration for Awards - Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by Applicable Law.

(ii)    Vesting - Awards shall vest according to the vesting schedule provided within the applicable Award Agreement; provided, however, that, other than Awards that are solely cash-based Awards (i) no Award may vest earlier than the date that is one year after the date of grant, and (ii) with respect to grants of Awards made on the date of an annual shareholders meeting to Outside Directors, such one-year vesting period shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the date of grant or the first annual shareholders meeting following the date of grant (provided that it is not less than fifty weeks following the date of grant). Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in the preceding sentence, provided that no more than 5% of the Shares that may be delivered pursuant to Awards under Section 7 may be granted with more favorable vesting provisions (referred to “Exempt Shares”). The Committee may accelerate the date on which all or any portion of an Award may be vested for any reason, provided however, that the Shares underlying such Award shall count against the Exempt Share limit in this Section 11(g)(ii) unless such acceleration of vesting is upon the Participant’s Termination of Service (i) due to the Participant’s death, Disability, or retirement (as such term is defined in the Participant’s applicable Award Agreement), (ii) without cause or for good reason (as such terms are defined in the Participant’s applicable Award Agreement); or (iii) upon a Change in Control if the successor corporation does not assume or substitute for the Award, as provided in Section 17 below.

(iii)    Forfeiture - Unless otherwise determined by the Committee pursuant to Section 5(a)(ix) or provided in the Participant’s applicable Award Agreement, upon a Participant’s Termination of Service all unvested Awards held by the Participant shall be forfeited. Notwithstanding the foregoing, the Committee may provide in the Participant’s applicable Award Agreement or may determine at any time after an Award is granted, that the unvested Awards shall not be forfeited upon a Participant’s Termination of Service due to the Participant’s death, Disability, or retirement (as such term is defined in the Participant’s applicable Award Agreement) or for cause or good reason (each as defined in the Participant’s Award Agreement).

(iv)    Clawback Policy - Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, any Award received by the Participant, issued hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Compensation Adjustment and Recovery Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (i) the Policy or any similar policy established by the Company that may apply to the Participant and (ii) any provision of Applicable Law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or Applicable Law without further consent or action being required by the Participant. To the extent that the terms of this Plan or of any Award Agreement conflict with the Policy or any similar policy, then the terms of such policy shall prevail.

(h)    Tax Withholding - The Company or the Committee may take such action as appropriate to ensure all applicable federal, state, or local payroll, withholding, income or other taxes (that are the responsibility of the Participant) are withheld and collected from the Participant. The Participant shall make appropriate arrangements for the payment to the Company of all amounts which the Company is required to withhold in connection with the vesting, exercise, purchase, or distribution of an Award. Such arrangements may include making cash payments, transferring vested Shares to the Company, electing to have Shares withheld from the Award that is vesting or being exercised or settled, or electing to have taxes withheld from other wages.

(i)    Prohibition on Repricing - No Option or SAR may be “repriced” without the approval of the Company’s shareholders. For purposes of this section, “reprice” means any of the following or any other action that has the same effect: (i) amending an Option or SAR to reduce its exercise price or grant price, (ii) canceling an Option or SAR at a time when its exercise price or grant price exceeds the Fair Market Value of a Share in exchange for cash or an Option, SAR, award of Restricted Stock, or other equity award with an exercise price or grant price less than the exercise price or base price of the original Option or SAR, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this paragraph shall prevent the Committee from making adjustments pursuant to Section 10 or from cancelling or substituting Awards pursuant to Section 17.

(j)    Rights as Shareholders - Except with respect to vested Shares, or as otherwise provided in an Award Agreement, a Participant shall not have any rights and privileges of a shareholder of the Company.

(k)    Award Agreement - No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant. In the case of an Award that is not subject to any vesting conditions, the Award may be evidenced by the grant of a share of stock and the terms of such Award shall be determined by the Plan.

(l)    Fractional Shares - No fractional Shares shall be granted or delivered pursuant to the Plan or any Award. In the event an Award would result in a fractional Share, the number of Shares will be rounded down and the value of the fractional Share shall be paid to the Participant in cash.

12.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship with the Company or any of its Subsidiaries, nor will they interfere in any way with the Company’s, a Subsidiary’s, or the Participant’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Law.

13    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable period of time after the date of such grant.

14.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Committee may at any time amend, alter, suspend or terminate the Plan.

(b)    Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. No amendment to the Plan shall be effective with respect to an Award that was issued prior to the adoption of the amendment and is outstanding as of such date, if, and to the extent that, such amendment would otherwise constitute a modification of the Award. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15.    Conditions for Issuance of Shares. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Law and will be further subject to the approval of counsel for the Company with respect to such compliance.

16.    Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize an Award to be granted to a Participant on terms which permit transfer by such Participant, provided that (i) there shall be no consideration for any such transfer, (ii) the Award Agreement pursuant to which such Award is granted must expressly provide for transferability in a manner consistent with this paragraph, and (iii) the Award Agreement may include such additional terms and conditions on transfer as the Committee deems appropriate.

17.    Dissolution or Liquidation; Merger or Change in Control.

(a)    Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(b)    Change in Control. Subject to Section 11(g)(ii), in the event of a merger or Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed, cancelled or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. The Committee will not be required to treat all Awards similarly in the transaction.

Except as set forth in an Award Agreement, in the event that the successor corporation does not assume or substitute for the Award, the Committee may, in its sole discretion, elect to fully vest all unvested outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, waive all restrictions on Restricted Stock and Restricted Stock Units, and, with respect to Awards with performance-based vesting, determine that all Performance Goals or other vesting criteria shall be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Committee will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purpose of this subsection (b), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of common stock for each Share held on the effective date of the transaction (and if the holders were offered a choice consideration, the type consideration chosen by the holders of a majority of outstanding Shares); provided; however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or performance-based Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock in the Change in Control.

Notwithstanding anything in this subsection (b) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

18.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which requisite authority will not have been obtained.

19.    Governing Law. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws, rule or principle of Texas law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any shareholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. The individuals and entities described above in this Section 19 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 19.

2022 Amended and Restated Plan approved by the Committee as of [DATE].

Approved by the shareholders of the Company as of [DATE].